As filed with the Securities and Exchange Commission on March 27, 2000
                                                 Registration No. 333-88663
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                             ON FORM S-8 TO FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               -------------------

                          GENTIVA HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                  11-345104
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)
175 Broad Hollow Road, Melville, New York                  11747
 (Address of principal executive offices)               (Zip Code)

                             STOCK OPTION AGREEMENTS
                             WITH OLSTEN CORPORATION
                  (as assumed by Gentiva Health Services, Inc.)
             GENTIVA HEALTH SERVICES, INC. 1999 STOCK INCENTIVE PLAN
        GENTIVA HEALTH SERVICES, INC. STOCK & DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
           GENTIVA HEALTH SERVICES, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)
                               -------------------

                             Edward A. Blechschmidt
                          Gentiva Health Services, Inc.
                              175 Broad Hollow Road
                            Melville, New York 11747
                     (Name and address of agent for service)
                                 (631) 844-7800
          (Telephone number, including area code, of agent for service)

                                 With copies to:

                              Kenneth W. Orce, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005
                               -------------------


                         CALCULATION OF REGISTRATION FEE
================================================================================================================
 Title of Securities to      Amount to be        Proposed Maximum          Proposed Maximum          Amount of
    be Registered (1)       Registered (2)      Offering Price Per        Aggregate Offering        Registration
                                                    Share (3)                 Price (3)                 Fee
----------------------------------------------------------------------------------------------------------------
Common stock, par value
$.10 per share, of            8,085,693               $5.88                 $47,543,874.84           $12,551.58
Gentiva Health Services,
Inc.
================================================================================================================

(1) This registration statement also pertains to rights ("Rights") to purchase series A participating preferred stock of Gentiva Health Services, Inc. ("Gentiva"). The Rights are attached to and will be issued with each share of common stock, par value $.10 per share, of Gentiva (the "Common Stock"). Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates or the Common Stock and will be transferred along with and only with the Common Stock. Thereafter, separate Rights certificates will be issued representing one Right for each share of Common Stock held, subject to adjustment pursuant to anti-dilution provisions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Gentiva Stock & Deferred Compensation Plan for Non-Employee Directors and the Gentiva Employee Stock Purchase Plan, each described herein.

(2) 8,085,693, the difference between (a) 9,862,430, the sum of (i) 3,512,430 the number of shares of Common Stock issuable upon exercise of options issued under stock option plans of Olsten Corporation, a Delaware corporation ("Olsten") the former corporate parent of Gentiva, which options were converted into options to purchase Common Stock pursuant to the split-off of Gentiva from Olsten (the "Split-Off"), which Split-Off was consummated on March 15, 2000,
(ii) 5,000,000, the number of shares of common stock issuable under the 1999 Stock Incentive Plan, (iii) 150,000, the number of shares of common stock issuable under the Stock & Deferred Compensation Plan for Non-Employee Directors and (iv) 1,200,000, the number of shares of common stock issuable under the Employee Stock Purchase Plan and (b) 1,776,737, the difference between (i) 22,122,152, the number of shares of Common Stock registered on the registration statement on Form S-4 (333-88663) with respect to the Split-Off and (ii) 20,345,415, the number of shares of Common Stock actually issued to stockholders of Olsten in the Split-Off. In addition, pursuant to Rule 416, this registration statement will cover such indeterminate number of shares of Common Stock that may be issued in respect of stock splits, stock dividends and similar transactions.

(3) Estimated solely for the purposes of computing the amount of the registration fee under Rules 457(c) and (h) of the Securities Act of 1933 based on the average of the high and low prices of the common stock reported in the consolidated reporting system by The Nasdaq Stock Market as of March 20, 2000.

================================================================================

                             Introductory Statement

     Gentiva Health Services, Inc. ("Gentiva" or the "Registrant") hereby amends its Registration Statement on Form S-4 (No. 333-88663) by filing this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 (the "Registration Statement") relating to the sale of shares of common stock, par value $.10 per share, of Gentiva (the "Common Stock") issuable in connection with options, shares or rights to acquire shares, granted or to be granted (a) under the following plans of Gentiva: 1999 Stock Incentive Plan and Stock & Deferred Compensation Plan for Non-Employee Directors and Employee Stock Purchase Plan (collectively, the "Plans") and (b) under certain plans of Olsten Corporation, a Delaware corporation ("Olsten"), as described in the next paragraph.

     Pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), as amended, dated as of August 17, 1999, by and among Adecco SA ("Adecco"), Staffing Acquisition Corporation, a wholly-owned subsidiary of Adecco, and Olsten, of which Gentiva was a wholly-owned subsidiary, on March 15, 2000, Olsten merged into Staffing Acquisition Corporation (the "Merger"), with Olsten becoming a wholly-owned subsidiary of Adecco after the Merger and with all of the outstanding shares of Common Stock being split off to Olsten stockholders (the "Split-Off"), at which time Gentiva became an independent public corporation. Outstanding options granted pursuant to Olsten's stock option plans prior to the Split-Off to persons who have become Gentiva's employees after the Split-Off have been converted into options to purchase Common Stock, subject to appropriate adjustments to the number of shares subject to the option and the exercise price thereof and Gentiva has assumed Olsten's obligations under the stock option agreements governing such options. Each outstanding option is otherwise exercisable upon the same terms and conditions as were applicable immediately prior to the Split-Off.

                                     PART I.

Item 1.  Plan Information.

         Omitted pursuant to the instructions and provisions of Form S-8.

Item 2.  Registrant Information and Employee Plan Annual Information.

         Omitted pursuant to the instructions and provisions of Form S-8.

          PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Gentiva with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

          (1) Gentiva's prospectus filed pursuant to Rule 424(b) dated February 9, 2000; and

          (2) Gentiva's registration statement on Form 8-A, filed on February 4, 2000.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Gentiva is incorporated under the laws of the State of Delaware. Sections 102 and 145 of the Delaware General Corporation Law, or Delaware code, set forth the conditions and limitations governing the indemnification of officers, directors and other persons by Delaware corporations.

     Generally, section 145 of the Delaware code provides that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In addition, a Delaware corporation may similarly indemnify such person for expenses actually and reasonably incurred by him or her in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall have determined upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent that a present or former director or officer of a Delaware corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

     Generally, section 102(b)(7) of the Delaware code provides that the certificate of incorporation of a Delaware corporation may contain provisions eliminating or limiting the personal liability of a director to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for act or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under section 174 of Title VIII, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date which such provisions becomes effective.

     Section 145 of the Delaware code provides that a Delaware corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against the same pursuant to the provisions of the Delaware code.

     Gentiva's certificate of incorporation and bylaws provide for indemnification of directors and officers for liabilities and expenses incurred in defending actions brought against them in such capacities. Gentiva's bylaws provide that Gentiva shall indemnify directors and officers of Gentiva to the maximum extent now or hereafter permitted by law, and may indemnify employees and agents of Gentiva to the extent required by law and may, as authorized hereafter by the board of directors, provide further indemnification to employees and agents of Gentiva to the maximum extent now or hereafter permitted by law.

     Gentiva maintains directors' and officers' liability insurance covering all directors and officers of Gentiva against claims arising out of the performance of their duties.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

     The following exhibits are filed as a part of this Registration Statement:

     4.1  Gentiva Health Services, Inc. 1999 Stock Incentive Plan.

     4.2 Gentiva Health Services, Inc. Stock & Deferred Compensation Plan for Non-Employee Directors (as Amended and Restated on April 1, 2000).

     4.3 Gentiva Health Services, Inc. Employee Stock Purchase Plan (incorporated herein by reference to Annex I to the proxy statement/prospectus contained in Gentiva's registration statement on Form S-4 (File No. 333-88663)(the "Gentiva S-4")).

     4.4 Restated Certificate of Incorporation of Registrant (incorporated by reference to the Gentiva S-4).

     4.5 Restated By-Laws of Registrant (incorporated by reference to the Gentiva S-4).

     4.6  Specimen of Common Stock (incorporated by reference to the Gentiva
          S-4).

     4.7 Form of Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference to the Gentiva S-4).

     4.8 Form of Certificate of Designation of Series A Cumulative Non-Voting Redeemable Preferred Stock (incorporated by reference to the Gentiva S-4).

     5 Opinion of Cahill Gordon & Reindel regarding legality of securities being registered.

     23.1 Consent of PricewaterhouseCoopers LLP.

     23.2 Consent of Cahill Gordon & Reindel (opinion filed as Exhibit 5).

     24 Powers of Attorney from Directors (reference is made to the Signatures contained herein).

ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of each Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) To submit the Plans and any amendment thereto to the Internal Revenue Service in a timely manner and make all changes required by the Internal Revenue Service in order to qualify the Plans.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Melville, State of New York, on March 27, 2000.

                                GENTIVA HEALTH SERVICES, INC.


                                By:   /s/ Edward A. Blechschmidt
                                     ----------------------------------------
                                       Edward A. Blechschmidt
                                       President, Chief Executive Officer and
                                         Chairman of the Board of Directors


     Each person whose individual signature appears below hereby authorizes Edward A. Blechschmidt as attorney-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 27th day of March, 2000.

                 Signature                                        Title                               Date


/s/ Edward A. Blechschmidt                        President, Chief Executive Officer and      March 27, 2000
----------------------------------------            Chairman of the Board of Directors
         Edward A. Blechschmidt

/s/ John J. Collura                                     Executive Vice President,             March 27, 2000
----------------------------------------          Chief Financial Officer and Treasurer
             John J. Collura

/s/ Victor F. Ganzi                                              Director                     March 27, 2000
----------------------------------------
             Victor F. Ganzi

/s/ Steven E. Grabowski                                          Director                     March 27, 2000
----------------------------------------
           Steven E. Grabowski

/s/ Stuart R. Levine                                             Director                     March 27, 2000
----------------------------------------
            Stuart R. Levine

/s/ Stuart Olsten                                                Director                     March 27, 2000
----------------------------------------
              Stuart Olsten

/s/ Raymond S. Troubh                                            Director                     March 27, 2000
----------------------------------------
            Raymond S. Troubh

                                                                 Director                     March 27, 2000
----------------------------------------
             Josh S. Weston

/s/ Gail Wilensky                                                Director                     March 27, 2000
----------------------------------------
            Dr. Gail Wilensky

                                      -5-

     Stock & Deferred Compensation Plan for Non-Employee Directors and Employee Stock Purchase Plan. Pursuant to the requirements of the Securities Act of 1933, the members of the Human Resources and Compensation Committee of the Registrant's board of directors, as the trustees under the Registrant's Stock & Deferred Compensation Plan for Non-Employee Directors and Employee Stock Purchase Plan duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Melville, State of New York, on March 27, 2000.

                             GENTIVA HEALTH SERVICES, INC. STOCK &
                              DEFERRED COMPENSATION PLAN FOR
                              NON-EMPLOYEE DIRECTORS

                             GENTIVA HEALTH SERVICES, INC. EMPLOYEE
                              STOCK PURCHASE PLAN


                             By:  /s/ Edward A. Blechschmidt
                                  ----------------------------------------
                                  Edward A. Blechschmidt
                                  Attorney-in-Fact

     Each person whose individual signature appears below hereby authorizes Edward A. Blechschmidt as attorney-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this registration statement, including any and all post-effective amendments.

                 Signature                         Title            Date
                 ---------                         -----            ----

/s/ Stuart R. Levine                              Trustee       March 27, 2000
----------------------------------------
            Stuart R. Levine

/s/ Raymond S. Troubh                             Trustee       March 27, 2000
----------------------------------------
            Raymond S. Troubh

                                                  Trustee       March 27, 2000
----------------------------------------
             Josh S. Weston




                                      -6-